Exhibit 99.1

Q2 fiscal 2025 letter to shareholders July 23, 2025

Dear shareholders,

We are excited to provide you with an update on our commercial and operational progress.

Expanded PowerCo Deal

We have announced an expansion of our existing collaboration and licensing arrangement with Volkswagen Group’s battery maker PowerCo. This upgraded deal sees PowerCo contributing additional payments of up to $131M to QS over the next two years to support our joint commercialization activities. These payments are connected with certain milestones to be achieved by the joint scale-up team; the first milestones linked to expected payments of more than $10M have already been achieved.

These new payments are additional to the previously announced $130M that will be due to QS upon satisfactory technical progress and execution of the full licensing agreement. As part of this upgraded collaboration agreement, QS will prioritize the output of QSE-5 cells from our San Jose pilot line to support our joint activities with PowerCo, though we maintain our non-exclusive arrangement and retain the right to provide cells to our other prospective customers.

This expansion would allow PowerCo the right under the licensing agreement, once entered into, to produce up to an additional 5 gigawatt-hours (for a total of up to 85 GWh) of QS cells annually, including for customers outside the Volkswagen Group. PowerCo has also secured the future right to license certain advanced QS technology beyond our first-generation QSE-5 platform.

This upgraded PowerCo deal, with new cash payments of up to $131M over two years, clearly demonstrates the value of our solid-state lithium-metal technology platform to the automotive sector. We are extending our cash runway forecast into 2029, a six-month improvement relative to our previous guidance. For more on this expanded PowerCo deal, please refer to our Current Report on Form 8-K filed with the SEC.

(clockwise from bottom left) Siva Sivaram, QS CEO; Dr. Günther Mendl, Head of Center of

Excellence Battery, Volkswagen AG; Sebastian Schebera, Head of Strategic
Partnerships, Volkswagen AG; Dennis Segers, QS Board Chairman;
Jupp Kaufer, VP of Product Management and Corporate Quality, PowerCo

We are thrilled to welcome Dr. Luca Fasoli

as our new Chief Operating Officer at QS.

He brings more than two decades of

experience in advanced memory and storage
technologies, having most recently served

as Senior Vice President of Memory

Productization at Western Digital.

Commercial Engagement Update

Beyond the Volkswagen Group and PowerCo, we are happy to report that we have now entered into a joint development agreement with another major global automotive OEM. The JDA strengthens the collaboration beyond our initial sampling agreement with this customer, with the intent to work toward a commercialization and licensing deal. We continue to collaborate closely with existing and new customers, and we see market traction accelerating as these announcements provide commercial validation and increase urgency in the automotive space.

With respect to our broader QS Ecosystem, last quarter we announced an agreement with Murata Manufacturing to explore collaboration on ceramics production, and this effort is progressing well. Beyond their world-class ceramics expertise, Murata provides particular value as a highly respected partner in the Japanese market, where we see strong demand for solid-state batteries in automotive applications. Our Japanese subsidiary, QS Japan, is a valuable asset in demonstrating our technology leadership to this market.

Annual Goals and Launch Program Update

On June 24, we announced the completion of the first of our annual goals: our next-generation Cobra process has replaced Raptor as our baseline separator production process. We expect this step change in efficiency and productivity will enable B1-sample shipments this year, and we will continuously improve all aspects of the Cobra process as we ramp production. To keep pace with this higher rate of separator production, we are installing higher-volume cell production equipment, and we remain on schedule to meet this second 2025 goal. Production ramps are always challenging, and as we scale our cell production we are focused on improving metrics such as cell reliability, process stability, and equipment uptime.

We are working closely with our launch customer, and in Q2 we shipped QSE-5 cells for pack integration and testing, including safety testing. These cells were the final Raptor-based B0 samples to be shipped; future shipments will be Cobra-based B1 samples, in line with our third annual goal. This launch program is designed to be a low-volume, high-visibility project that will allow us to put our cells into a real-world vehicle application and generate customer feedback. We continue to target 2026 for the beginning of field testing.

previous gen 2023 raptor 2024 cobra 2025 Over the past two years, we have improved the baseline heat treatment speed for our separator by over 200x.

Financial Outlook

Capital expenditures in the second quarter were $8.3M. Q2 capex primarily supported facilities and equipment purchases as we prepare for higher-volume QSE-5 B1 sample production using the Cobra separator process. We narrow the range of our full-year guidance for capex to $45M - $65M.

GAAP operating expenses and GAAP net loss in Q2 were $123.6M and $114.7M, respectively. Adjusted EBITDA loss was $63.0M in Q2, in line with expectations. A table reconciling GAAP net loss and Adjusted EBITDA is available in the financial statement at the end of this shareholder letter.

We continue to streamline operations consistent with the company’s capital-light licensing focus and capture gains from cost reduction initiatives and process improvement, including the Cobra process. We narrow the range of our full-year guidance for Adjusted EBITDA loss to $250M - $270M.

We ended Q2 with $797.5M in liquidity and extend our guidance for cash runway into 2029, a six-month improvement over our previous guidance. Any additional funds from other customer inflows or capital markets activity would further extend this cash runway.

As always, we encourage investors to read more on our financial information, business outlook, and risk factors in our quarterly and annual SEC filings on our investor relations website.

Strategic Outlook

This quarter is a major inflection point in our journey, and we are now firmly in the commercialization phase of our company. We believe this expanded deal with PowerCo is an unambiguous demonstration of both the economic value of our solid-state platform and the power of our capital-light business model. Under this model, we have the ability to monetize development activities early on and then collect licensing royalties as our customers ramp production volumes.

We are just getting started; we have long and deep relationships with additional auto OEMs, and we continue to see these engagements intensify, as demonstrated by our new JDA with an existing automotive customer. We believe our technology platform has the potential to revolutionize the automotive industry as well as other rapidly emerging markets, amounting to a total addressable market in the hundreds of billions of dollars annually. The opportunity in front of us is truly global in scale.

The challenges of scaling production remain significant, and there is still much work left to do. But working together with our world-class partners, we believe we are closer than ever to achieving our long-term goals.

Dr. Siva Sivaram President, CEO and Director	Kevin Hettrich CFO

QuantumScape Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands)

	June 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$172,451	$140,866
Marketable securities	625,042	769,901
Prepaid expenses and other current assets	8,746	11,519
Total current assets	806,239	922,286
Property and equipment, net	266,391	299,992
Right-of-use assets - operating lease	48,795	51,472
Right-of-use assets - finance lease	20,830	22,267
Other assets	26,133	26,378
Total assets	$1,168,388	$1,322,395
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,479	$6,466
Accrued liabilities	18,428	17,447
Accrued compensation and benefits	14,998	32,212
Operating lease liability, short-term	5,862	5,526
Finance lease liability, short-term	3,405	3,233
Total current liabilities	49,172	64,884
Operating lease liability, long-term	49,983	52,913
Finance lease liability, long-term	30,113	31,865
Other liabilities	14,324	14,886
Total liabilities	143,592	164,548
Total stockholders’ equity	1,024,796	1,157,847
Total liabilities and stockholders’ equity	$1,168,388	$1,322,395

QuantumScape Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$101,177	$97,746	$196,766	$181,593
General and administrative	22,409	36,711	50,395	84,765
Total operating expenses	123,586	134,457	247,161	266,358
Loss from operations	(123,586)	(134,457)	(247,161)	(266,358)
Other income (expense):
Interest expense	(516)	(562)	(1,044)	(1,134)
Interest income	8,940	12,016	18,709	24,081
Other income (expense)	464	50	375	(170)
Total other income	8,888	11,504	18,040	22,777
Net loss	(114,698)	(122,953)	(229,121)	(243,581)
Less: Net income attributable to non-controlling interest, net of tax of $0	—	22	—	42
Net loss attributable to common stockholders	$(114,698)	$(122,975)	$(229,121)	$(243,623)
Net loss	$(114,698)	$(122,953)	$(229,121)	$(243,581)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(213)	868	(541)	2,358
Total comprehensive loss	(114,911)	(122,085)	(229,662)	(241,223)
Less: Comprehensive income attributable to non-controlling interest	—	22	—	42
Comprehensive loss attributable to common stockholders	$(114,911)	$(122,107)	$(229,662)	$(241,265)

Basic and Diluted net loss per share	$(0.20)	$(0.25)	$(0.41)	$(0.49)
Basic and Diluted weighted-average common shares outstanding	561,698	501,232	554,890	498,688

QuantumScape Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(114,698)	$(122,953)	$(229,121)	$(243,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,470	12,869	37,805	24,852
Amortization of right-of-use assets and non-cash lease expense	2,068	1,982	4,114	3,967
Amortization of premiums and accretion of discounts on marketable securities	(4,065)	(7,520)	(9,113)	(15,679)
Stock-based compensation expense	26,255	47,825	66,894	67,112
Write-off of fixed assets	14,847	1,135	14,888	1,250
Other	(278)	110	(279)	102
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	2,636	(31)	3,108	(22,710)
Accounts payable, accrued liabilities and accrued compensation and benefits	(5,328)	1,755	(6,860)	63,319
Operating lease liability	(1,322)	(1,272)	(2,594)	(2,533)
Other liabilities	(1,425)	949	(1,431)	805
Net cash used in operating activities	(61,840)	(65,151)	(122,589)	(123,096)
Investing activities
Purchases of property and equipment	(8,308)	(18,923)	(14,143)	(33,043)
Proceeds from maturities of marketable securities	256,344	509,204	537,564	893,843
Proceeds from sales of marketable securities	—	—	—	1,245
Purchases of marketable securities	(170,780)	(424,970)	(384,132)	(690,235)
Net cash provided by investing activities	77,256	65,311	139,289	171,810
Financing activities
Proceeds from exercise of stock options and employee stock purchase plan	4,477	4,622	15,659	6,570
Proceeds from issuance of common stock	—	—	1,033	—
Common stock issuance costs paid	(201)	—	(227)	—
Principal payment for finance lease	(796)	(715)	(1,580)	(1,420)
Net cash provided by financing activities	3,480	3,907	14,885	5,150
Net increase in cash, cash equivalents and restricted cash	18,896	4,067	31,585	53,864
Cash, cash equivalents and restricted cash at beginning of period	171,603	210,369	158,914	160,572
Cash, cash equivalents and restricted cash at end of period	$190,499	$214,436	$190,499	$214,436
Supplemental disclosure
Cash paid for interest	$516	$562	$1,044	$1,134
Purchases of property and equipment, not yet paid	$7,051	$11,624	$7,051	$11,624

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, impairments, stock-based compensation, depreciation and amortization expense, and other non-recurring charges. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net loss attributable to Common Stockholders	$(114,698)	$(122,975)	$(229,121)	$(243,623)
Interest expense (income), net	(8,424)	(11,454)	(17,665)	(22,947)
Other expense (income), net	(464)	(50)	(375)	170
Net gain (loss) attributable to non-controlling interests	—	22	—	42
Stock-based compensation	26,255	47,825	66,894	67,112
Litigation settlement accrual and legal fees, net	—	—	—	24,455
Non-GAAP operating loss	$(97,331)	$(86,632)	$(180,267)	$(174,791)
Depreciation and amortization expense (1)	34,317	14,119	52,693	26,102
Adjusted EBITDA	$(63,014)	$(72,513)	$(127,574)	$(148,689)

(1) Depreciation and amortization expense includes accelerated depreciation and write-off of property and equipment no longer in use of approximately $14.8 million and $14.9 million, respectively, for the three and six months ended June 30, 2025, and approximately $1.1 million and $1.3 million, respectively, for the three and six months ended June 30, 2024.

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the federal securities laws based on management’s current expectations, assumptions, and available information about future events as of the date of this letter. All statements, other than historical facts, including those about the Company’s anticipated commercial and operational milestones, financial outlook, and strategic objectives, particularly concerning its battery technology development, benefits and performance, collaborations and partnerships, market expansion and goals, among others, are forward- looking statements. Words like “may,” “will,” “can,” “estimate,” “permit,” “expect,” “plan,” “believe,” “designed to,” “seek,” “allow,” “focus,” “potential,” “target,” “forecast,” “should,” “would,” “could,” “continue,” “intend,” “anticipate,” “enable,” “work toward,” “prospective,” “future,” “up to,” “outlook,” and the negative of such terms and other similar expressions identify forward-looking statements, though not all forward-looking statements include these words.

These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and assumptions, including but not limited to, the following: Technological development and commercialization risks, including significant delays or technical challenges replicating and scaling performance from earlier low-volume sample cells, achieving the quality, consistency, reliability, safety, cost, and throughput required for commercial production, and developing a cell architecture meeting all technical requirements and customer expectations; Production and manufacturing risks, including encountered or potential delays, unforeseen technical issues, and other obstacles in developing, acquiring, installing, and operating new manufacturing equipment for automated or continuous-flow processes like Raptor and Cobra, including vendor delays, supply chain disruptions, and challenges in optimizing manufacturing processes and scaling up Cobra to enable B1 sample production; Personnel risks, including potential delays and cost overruns in hiring and retaining the engineers needed to expand development and production, including under the amended Collaboration Agreement with PowerCo; Infrastructure and supply chain risks, including challenges in building out or scaling our pilot line in San Jose and establishing supply relationships for required materials, components, or equipment, including in contract manufacturing relationships; Sample delivery and commercialization risks, where delays in increasing sample production have previously slowed our development, and such delays could affect our sample delivery and delay or prevent successful demonstration, commercialization of our products, entry into the IP License Agreement with PowerCo, or engagement with new partners across the battery value chain; Risks related to our relationship with Volkswagen and PowerCo, which could adversely affect our business and future prospects, including potential delays, difficulties, and technical challenges collaborating to industrialize our battery technology; Milestone and licensing risks, including delays or difficulties meeting technical milestones, particularly those linked to program payments or required to trigger entry into the IP License Agreement and royalty prepayment; difficulties in achieving the performance, quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, scaling up our pilot line in San Jose, or readying our technology platform for transfer to prospective licensees, any of which could cause prospective customers and partners not to purchase cells or license our technology. If we do not enter into the IP License Agreement with PowerCo, we will not receive the royalty prepayment or other expected benefits; Operational and commercial restrictions, as certain agreements and relationships currently or may in the future restrict our operations, commercialization, and revenue; Partnership and collaboration risks, as while our collaboration with Murata Manufacturing and other partners across the battery value chain could accelerate industrialization of our solid-state battery technology, there is no assurance these engagements will progress beyond initial phases or achieve intended outcomes; Cost control risks, including inability to control costs tied to our operations and the components needed to build solid-state battery cells at competitive prices; Financial risks, including exceeding current spend expectations, requiring additional fundraising, including in public markets, which may dilute our investors’ ownership; Market and economic risks, including difficulties from changes in our economic and financial conditions, market conditions affecting demand for our technology, regulatory changes or changes to broader economic conditions, among other factors, potentially hindering success in the battery industry or undermining confidence in our long-term business among partners and customers; Competition risks from major manufacturers, automotive OEMs, and new entrants, including conventional lithium-ion battery suppliers, in developing and commercializing solid-state battery technology; Intellectual property risks, where inability to protect or assert our intellectual property could harm our business and competitive position.

The foregoing list of factors is not exhaustive. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of their date. Except as required by law, we disclaim any duty to update forward-looking statements. If assumptions prove incorrect, actual results and projections could differ materially from those in forward-looking statements. Additional information about these and other factors that could materially affect our actual results can be found in our SEC filings, available at www.sec.gov.